EXHIBIT 21
NEWELL RUBBERMAID INC. AND SUBSIDIARIES SIGNIFICANT SUBSIDIARIES

NAME	STATE OR JURISDICTION of ORGANIZATION
Berol Corporation	Delaware
Expo Inc.	Delaware
Goody Products, Inc.	Delaware
Graco Children's Products Inc.	Delaware
Irwin Industrial Tool Company	Delaware
Newell Investments Inc.	Delaware
Newell Operating Company	Delaware
Newell Rubbermaid Europe LLC	Delaware
Newell Rubbermaid Holdings LLC	Delaware
Newell Rubbermaid Inc.	Delaware
Rubbermaid Commercial Products LLC	Delaware
Rubbermaid Europe Holding Inc.	Delaware
Rubbermaid Services Corporation	Delaware
Rubfinco Inc.	Delaware
Sanford, L.P.	Illinois
Calphalon Corporation	Ohio
Rubbermaid Incorporated	Ohio
NRI Insurance Company	Vermont
DYMO BVBA	Belgium
DYMO Finance BVBA	Belgium
DYMO Holdings BVBA	Belgium
NWL Belgium BVBA	Belgium
NWL Belgium Production BVBA	Belgium
Irwin Industrial Tool Ferramentas do Brasil Ltda.	Brazil
Newell Industries Canada Inc.	Canada
NR Capital Co.	Canada
NR Finance Co.	Canada
Newell (Cayman) Ltd.	Cayman Islands
Newell Rubbermaid Caymans Finance Co.	Cayman Islands
Aprica (Zhongshan) Ltd.	China
Newell Rubbermaid Asia Services	China
Newell Investments France SAS	France
NWL France Services SAS	France
NWL Valence Services SAS	France
Rubbermaid France SNC	France
Waterman SAS	France
NWL Germany GmbH	Germany
NWL Germany Production GmbH	Germany
Newell Rubbermaid Asia Pacific Limited	Hong Kong
NRH Limited	Hong Kong
NWL Italy S.r.l.	Italy
Aprica Children's Products KK	Japan
Europe Brands LLC	Luxembourg
Newell Luxembourg Finance S.à r.l.	Luxembourg
NWL European Finance S.à r.l.	Luxembourg

NEWELL RUBBERMAID INC. AND SUBSIDIARIES SIGNIFICANT SUBSIDIARIES

NAME	STATE OR JURISDICTION of ORGANIZATION
NWL Luxembourg Holding S.à r.l.	Luxembourg
Newell Mauritius Holding Company	Mauritius
Comercial Berol, S. de R.L. de C.V.	Mexico
Newell Rubbermaid Mexicali, S. de R.L. de C.V.	Mexico
Newell Window Furnishings, de Mexico S. de R.L. de C.V.	Mexico
American Tool Companies Holding B.V.	Netherlands
Newell Poland Services Sp. z o.o.	Poland
Newell Rubbermaid Europe S.à r.l.	Switzerland
NWL Switzerland AG	Switzerland
Newell Rubbermaid (Thailand) Co., Ltd.	Thailand
Newell Rubbermaid UK Limited	United Kingdom
Newell Rubbermaid UK Services Limited	United Kingdom
Newell Rubbermaid UK Production	United Kingdom
Fountain Holdings Limited	United Kingdom
Newell Holdings Limited	United Kingdom